Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the attached Schedule 13G dated July 24, 2020 relating to the Common Stock, par value $0.001 per share, of Pandion Therapeutics, Inc. shall be filed on behalf of the undersigned.

Dated: July 24, 2020

AI PAN LLC

By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES HOLDINGS LLC

By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC

By:

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*	The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik (filed as Exhibit 99.2 to this Schedule).

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-Fact